                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  VIACOM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                                                  April 17, 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Viacom Inc., which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Thursday, May 29, 1997. Holders of Viacom Inc. Class A Common Stock are being asked to vote on the matters listed on the enclosed Notice of 1997 Annual Meeting of Stockholders.

    National Amusements, Inc., which owns approximately 67% of the Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for these matters other than the stockholder proposal. Therefore, approval of such matters by the stockholders of the Company is assured.

    I hope you will be able to attend the Annual Meeting. However, if you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote such shares in person.

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND HOLD REGISTERED SHARES OF COMMON STOCK, YOU SHOULD MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY CARD (FOR HOLDERS OF CLASS A COMMON STOCK) OR TICKET REQUEST FORM (FOR HOLDERS OF CLASS B COMMON STOCK) AND AN ADMISSION TICKET WILL BE SENT TO YOU. IF YOU HOLD COMMON STOCK BENEFICIALLY AND PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MUST OBTAIN AN ADMISSION TICKET IN ADVANCE BY SENDING A WRITTEN REQUEST, ALONG WITH PROOF OF OWNERSHIP, SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT, TO THE MANAGER -- INVESTOR RELATIONS, VIACOM INC., 1515 BROADWAY, 53RD FLOOR, NEW YORK, NEW YORK 10036.

    Thank you, and I look forward to seeing you at the Annual Meeting.

                                             Sincerely,

                                             /s/ SUMNER M. REDSTONE

                                             SUMNER M. REDSTONE
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                            ------------------------

                                  VIACOM INC.
                         NOTICE OF 1997 ANNUAL MEETING
                              AND PROXY STATEMENT

                             ---------------------

To Viacom Inc. Stockholders:

    The Annual Meeting of Stockholders of Viacom Inc. will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Thursday, May 29, 1997. The principal business of the meeting will be consideration of the following matters:

        1. The election of 10 directors;

        2. The approval of the 1997 Viacom Inc. Long-Term Management Incentive Plan;

        3. The approval of the appointment of Price Waterhouse LLP to serve as independent accountants until the 1998 Annual Meeting of Stockholders;

        4. A stockholder proposal as described in the attached Proxy Statement; and

        5. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                           By order of the Board of Directors,

                                           /s/ PHILIPPE P. DAUMAN

                                           PHILIPPE P. DAUMAN
                                           SECRETARY

April 17, 1997

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    The enclosed Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held May 29, 1997. The Proxy may be revoked at any time prior to being voted upon by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with the instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required for the approval of the 1997 Viacom Inc. Long-Term Management Incentive Plan (the "1997 LTMIP"), the appointment of the independent accountants and the approval of the stockholder proposal described below (the "Stockholder Proposal"). Abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

    Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on April 3, 1997 are entitled to notice of and to vote at the Annual Meeting. The Company then had outstanding 69,457,547 shares of Class A Common Stock, each of such shares being entitled to one vote, and 282,779,685 shares of non-voting Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

    As of April 3, 1997, National Amusements, Inc. ("NAI") owned approximately 67% of the Class A Common Stock and approximately 28% of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of NAI, is Chairman of the Board and Chief Executive Officer of the Company.

    NAI has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 10 nominated directors and the approval of the 1997 LTMIP and the appointment of Price Waterhouse LLP to serve as the Company's independent accountants until the 1998 Annual Meeting of Stockholders and against approval of the Stockholder Proposal; such action by NAI is sufficient to elect such directors and approve the 1997 LTMIP and the appointment of independent accountants and prevent approval of the Stockholder Proposal without any action on the part of any other holder of Class A Common Stock.

    The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 17, 1997.

                             ELECTION OF DIRECTORS

    The election of 10 directors of the Company is proposed, each to hold office for one year and until his or her successor is elected and qualified. The persons named in the enclosed Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the nominees set forth below, unless instructed to the contrary. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or decline to do so.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

    Set forth below is certain information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------

George S. Abrams..........................  Attorney associated with the law firm of Winer and Abrams in Boston,
  Age 65                                      Massachusetts since 1969. Mr. Abrams served as the General Counsel and Staff
Director since 1987                           Director of the United States Senate Judiciary Subcommittee on Refugees from
                                              1965 through 1968. He is currently a member of the Boards of Trustees and
                                              Visiting Committees of a number of art museums, arts-related organizations and educational institutions, including The European Fine Arts Foundation, the
                                              Museum of Fine Arts in Boston, and the Harvard University Art Museums. Mr.
                                              Abrams is a director of NAI and Sonesta International Hotels Corporation.

Philippe P. Dauman........................  Deputy Chairman of the Board of the Company since January 1996 and Executive Vice
  Age 43                                      President, General Counsel, Chief Administrative Officer and Secretary of the
Director since 1987                           Company since March 1994. From February 1993 to March 1994, Mr. Dauman served as Senior Vice President, General Counsel and Secretary of the Company. Prior
                                              to that, Mr. Dauman was a partner in the law firm of Shearman & Sterling in New
                                              York, which he joined in 1978. Mr. Dauman is a director of NAI and Spelling
                                              Entertainment Group Inc. ("Spelling").

Thomas E. Dooley..........................  Deputy Chairman of the Board of the Company since January 1996 and Executive Vice
  Age 40                                      President--Finance, Corporate Development and Communications of the Company
Director since 1996                           since March 1994. From July 1992 to March 1994, Mr. Dooley served as Senior
                                              Vice President, Corporate Development of the Company. From August 1993 to March
                                              1994, he also served as President, Interactive Television. Prior to that, he served as Vice President, Treasurer of the Company since 1987. In December
                                              1990, he was named Vice President, Finance of the Company. Mr. Dooley joined
                                              Viacom International Inc. in 1980 in the corporate finance area and held various positions in the corporate and divisional finance areas. Mr. Dooley is a director of StarSight Telecast, Inc. and Spelling.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------

Ken Miller................................  Vice Chairman of Credit Suisse First Boston Corporation since June 1994. Mr.
  Age 54                                      Miller served as President, Chief Executive Officer of The Lodestar Group, an
Director since 1987                           investment firm, from 1988 to June 1994. He was Vice Chairman of Merrill Lynch
                                              Capital Markets during 1987 and a Managing Director of Merrill Lynch Capital
                                              Markets for more than the preceding five years.

Brent D. Redstone.........................  Attorney residing in Denver, Colorado. Mr. Redstone is a member of the Board of
  Age 46                                      Directors of the American Prosecutors Research Institute, located in
Director since 1991                           Alexandria, Virginia. He served as Assistant District Attorney for Suffolk
                                              County, Massachusetts from 1976 to 1991. Mr. Redstone is a director of NAI.

Shari Redstone............................  Executive Vice President of NAI since 1994. Prior to that, she served as Vice
  Age 43                                      President, Corporate Planning and Development of NAI. Ms. Redstone practiced
Director since 1994                           law from 1978 to 1993; her practice included corporate law, estate planning and criminal law. Ms. Redstone participated on the Executive Committee at the
                                              Boston University School of Law in the early 1980s. She is currently a member of the Board of Directors at Combined Jewish Philanthropies, a member of the
                                              Board of Directors and Executive Committee for the National Association of
                                              Theatre Owners, and a member of the Board of Trustees at Dana Farber Cancer
                                              Institute. She also is a member of the Board of Trustees at Tufts University and a member of the Advisory Committee for Tufts Hillel. Ms. Redstone is a
                                              director of NAI.

Sumner M. Redstone........................  Chairman of the Board of the Company since 1987 and Chief Executive Officer since
  Age 73                                      January 1996. Mr. Redstone has served as Chairman of the Board of NAI since
Director since 1986                           1986 and President, Chief Executive Officer of NAI since 1967. He served as the first Chairman of the Board of the National Association of Theatre Owners and
                                              is currently a member of its Executive Committee. Mr. Redstone was appointed by
                                              President Clinton to the position of Chairman of the Corporate Commission on
                                              Education Technology whose mission is to advance the quality of education in the United States through the use of technology. The Commission comprises chief executive officers from leading media and telecommunications companies. Since
                                              1982, Mr. Redstone has been a member of the faculty of Boston University Law
                                              School, where he has lectured in entertainment law, and since 1994, he has been a Visiting Professor at Brandeis University. Mr. Redstone graduated from
                                              Harvard University in 1944 and received an LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as Law Secretary with the
                                              United States Court of Appeals, and then as a Special Assistant to the United
                                              States Attorney General. Mr. Redstone is the Chairman of the Board of Spell-
                                              ing.

               NOMINEE FOR                                                 COMPANY OFFICES AND
                DIRECTOR*                                                PRINCIPAL OCCUPATION**
------------------------------------------  ---------------------------------------------------------------------------------

Frederic V. Salerno.......................  Vice Chairman and Chief Financial Officer of NYNEX Corporation ("NYNEX") since
  Age 53                                      March 1994. Mr. Salerno was Vice Chairman of the Board of NYNEX and President
Director since 1994                           of the Worldwide Services Group from 1991 to 1994 and President and Chief
                                              Executive Officer of New York Telephone Company from 1987 to 1991. Mr. Salerno is a director of Avnet, Inc., The Bear Stearns Companies Inc. and Orange and
                                              Rockland Utilities, Inc.

William Schwartz..........................  Vice President for Academic Affairs (the chief academic officer) of Yeshiva
  Age 63                                      University since 1993 and University Professor of Law at Yeshiva University and
Director since l987                           the Cardozo School of Law since 1991. Mr. Schwartz has been of Counsel to
                                              Cadwalader, Wickersham & Taft since 1988. He was Dean of the Boston University
                                              School of Law from 1980 to 1988, a professor of law at Boston University from
                                              1955 to 1991 and Director of the Feder Center for Estate Planning at Boston
                                              University School of Law from 1988 to 1991. Mr. Schwartz is now Chairman of the
                                              Board of UST Corporation and a member of the Advisory Council of WCI Steel,
                                              Inc. He previously served as Vice Chairman of the Board of UST Corporation. Mr.
                                              Schwartz was a Director of WCI Steel, Inc. and Chairman of its Audit Committee
                                              while it was a public company (it is now a private company). Mr. Schwartz is a trustee of several educational and charitable organizations and an honorary member of the National College of Probate Judges. He served as Chairman of the
                                              Boston Mayor's Special Commission on Police Procedures and was formerly a member of the Legal Advisory Board of the New York Stock Exchange.

Ivan Seidenberg...........................  Chairman and Chief Executive Officer of NYNEX since April 1995. Prior to that,
  Age 50                                      Mr. Seidenberg served as President and Chief Executive Officer of NYNEX since
Director since 1995                           January 1995. Previously, he served as President and Chief Operating Officer from March 1994 to December 1994 and as Vice Chairman from April 1991 to
                                              January 1995. Mr. Seidenberg became a director of NYNEX in 1991. He is also a director of AlliedSignal Inc., American Home Products Corporation and CVS
                                              Corporation.

------------------------------

* Brent Redstone is the son of Sumner Redstone and Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

** Viacom International Inc., NAI and Spelling are affiliates of the Company. None of the other corporations or organizations indicated herein is a parent, subsidiary or other affiliate of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996 the Board of Directors held nine (9) regular meetings and three
(3) special meetings.

    Set forth below is certain information concerning the standing committees of the Board of Directors.

                                                                                                                     NUMBER OF
                                                                                                                     MEETINGS
COMMITTEE                                                             MEMBERS OF COMMITTEE                          DURING 1996
-----------------------------------------------  ---------------------------------------------------------------  ---------------

Audit Committee................................  Messrs. Abrams*, Miller, Salerno, Schwartz and                              3
                                                   Seidenberg

Compensation Committee.........................  Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz** and             9
                                                   Seidenberg and Ms. Shari Redstone

------------------------------

*   Chairman of the Audit Committee

** Mr. Schwartz became Chairman of the Compensation Committee on January 29, 1996 when Mr. Sumner Redstone resigned as Chairman and as a member of that Committee.

In addition, during 1996, the Board created a new Senior Executive Compensation Committee, consisting of Messrs. Salerno, Schwartz and Seidenberg which met twice during 1996. Mr. Schwartz is the Chairman of this Committee.

    The functions of the Audit Committee include reviewing with the independent accountants the plans and results of the annual audit, approving the audit and non-audit services by such independent accountants, reviewing the scope and results of the Company's internal auditing procedures, reviewing the adequacy of the Company's system of internal accounting controls and reviewing the annual financial statements prepared for release to stockholders and the public.

    The functions of the Compensation Committee include reviewing the Company's general compensation strategy (except with respect to matters entrusted to the Senior Executive Compensation Committee commencing November 1, 1996 as described below), reviewing the terms of employment agreements for executives earning over a specified amount and administering the Company's annual incentive compensation plan and long-term compensation plans, as well as its benefit plans.

    The Senior Executive Compensation Committee was established in September 1996, with responsibility for reviewing and approving executive compensation for executive officers if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including the terms of employment agreements for such executives. The Senior Executive Compensation Committee administers the Senior Executive Short-Term Incentive Plan, determining the executive officers who will participate in the plan, establishing performance targets and determining specific bonuses for the participants. This Committee also administers the Company's stock option plans and approves individual stock option grants. Prior to the creation of this Committee, an interim committee comprised of the members of the Compensation Committee who constituted "disinterested directors" for purposes of Section 162(m) of the Code (Messrs. Miller, Brent Redstone, Salerno, Schwartz and Seidenberg) reviewed and approved the annual stock option grants for 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Set forth below, as of March 31, 1997, is certain information concerning beneficial ownership of each equity security of the Company and Spelling by (i) each director of the Company, (ii) each of the named executive officers and Mr. Biondi and (iii) current directors and executive officers of the Company as a group. Also set forth below, as of March 31, 1997, is certain information concerning beneficial ownership of each equity security of the Company by holders of 5% or more of the Class A Common Stock. The following table excludes shares of Class B Common Stock issuable upon conversion of the Class B Preferred Stock of the Company held by NYNEX.

                                                                  BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                                       ---------------------------------------------------------------
                                                         TITLE OF EQUITY        NUMBER OF       OPTION       PERCENT
NAME                                                         SECURITY         EQUITY SHARES    SHARES(1)    OF CLASS
-----------------------------------------------------  --------------------  ---------------  -----------  -----------
George S. Abrams.....................................  Class A Common               5,349(2)      --              (6)
                                                       Class B Common               5,736(2)      18,000          (6)
Frank J. Biondi, Jr.*................................  Class A Common               3,422(3)      --              (6)
                                                       Class B Common              53,727(3)      --              (6)
Philippe P. Dauman...................................  Class A Common               1,190(3)      --              (6)
                                                       Class B Common              11,452(3)     150,000          (6)
Thomas E. Dooley.....................................  Class A Common               2,433(3)       4,000          (6)
                                                       Class B Common               5,248(3)     149,333          (6)
Mario J. Gabelli.....................................  Class A Common           3,518,109(4)      --              5.1%
  Gabelli Funds, Inc.
  One Corporate Center
  Rye, New York 10580-1434

Edward D. Horowitz**.................................  Class A Common                 814(3)       4,000          (6)
                                                       Class B Common               2,143(3)     128,250          (6)
Ken Miller...........................................  Class A Common               4,889(2)      --              (6)
                                                       Class B Common               5,049(2)      18,000          (6)
National Amusements, Inc.............................  Class A Common          46,829,414(5)      --             67.4%
  200 Elm Street                                       Class B Common          52,167,414(5)      --             18.4%
  Dedham, MA 02026

Brent D. Redstone....................................  Class A Common              --             --               --
                                                       Class B Common              --             --               --
Shari Redstone.......................................  Class A Common              --             --               --
                                                       Class B Common              --             --               --
Sumner M. Redstone...................................  Class A Common          46,829,494(5)      --             67.4%
                                                       Class B Common          52,167,494(5)      --             18.4%
Frederic V. Salerno..................................  Class B Common              --              8,000(7)        (6)

William Schwartz.....................................  Class A Common               5,061(2)      --              (6)
                                                       Class B Common               5,216(2)      18,000          (6)
Ivan Seidenberg......................................  Class B Common              --              6,500(7)        (6)

Mark M. Weinstein....................................  Class A Common               1,296(3)       7,500          (6)
                                                       Class B Common               2,587(3)      99,500          (6)
Current directors and executive officers
  as a group other than Mr. Sumner Redstone (17
  persons)...........................................  Class A Common              26,753(3)      25,400          (6)
                                                       Class B Common              56,991(3)     788,854          (6)
                                                       3 Year Warrant              --              1,875          (6)
                                                       5 Year Warrant              --              1,125          (6)
                                                       Spelling Common             --             --               --

------------------------

*   Prior to January 17, 1996, President, Chief Executive Officer of the
    Company.

**  Prior to January 12, 1997, Senior Vice President, Technology of the Company.

NOTES:

(1) Reflects shares subject to options to purchase such shares which on March 31, 1997 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares".

(2) Includes Class A Common Stock units and Class B Common Stock units credited to Messrs. Abrams, Miller and Schwartz pursuant to the Deferred Compensation Plan described below in which their directors' fees are converted into stock units.

(3) Includes shares and share equivalents held through the Company's 401(k) and Excess 401(k) Plans as of December 31, 1996.

(4) Mario J. Gabelli and various entities, including investment companies, which he directly or indirectly controls or for which he acts as chief investment officer filed with the Securities and Exchange Commission a statement on
    Schedule 13D (the "Statement"), dated February 7, 1997, reporting an aggregate beneficial ownership of 3,518,109 shares of Class A Common Stock, representing approximately 5.1% of the outstanding shares of such class. The Statement reported that the shares are generally held for investment and that the entities reporting beneficial ownership generally have sole investment and voting power over such shares.

(5) Except for 80 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned of record by NAI. Mr. Redstone is the Chairman and the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all such shares.

(6) Less than 1%.

(7) Held for the benefit of NYNEX.

DIRECTORS' COMPENSATION

    Directors of the Company who are not officers or employees of the Company or NAI or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's retirement and stock option plans described below. Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg were Outside Directors for the entire 1996 calendar year. In 1996, only Outside Directors received any compensation for services as a director.

    DIRECTORS' FEES.  Outside Directors received the following fees for 1996:
(i) a quarterly retainer of $7,500 for membership on the Board of Directors of the Company, (ii) a per meeting attendance fee of $1,500 for each Board meeting, $500 for each Audit Committee meeting and $500 for each Compensation Committee meeting, and (iii) a $7,500 annual retainer fee for the Chairman of the Audit Committee (currently Mr. Abrams) and for the Chairman of the Compensation Committee (currently Mr. Schwartz). No additional fees or retainer are paid for attendance at meetings of the Senior Executive Compensation Committee or for the Chairman of that Committee. Compensation for Messrs. Salerno's and Seidenberg's services as Outside Directors for 1996 was paid to NYNEX. Effective January 1, 1997, the quarterly retainer for membership on the Board has been increased to $10,000 (no other change was made in the fee structure).

    DEFERRED COMPENSATION PLAN. Since 1989, Messrs. Abrams, Miller and Schwartz have deferred payment of their retainer and attendance fees pursuant to the Company's unfunded Deferred Compensation Plan; these amounts are deemed invested in the number of stock units equal to the number of shares of Common Stock such amounts would have purchased when deferred. Payment will be made in a lump sum or in three or five annual installments starting seven months after their retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at that time and, in the case of installment payments, credited with interest. For 1996, the stock unit accounts of Messrs. Abrams, Miller and Schwartz were credited with 867, 775 and 975 Class A Common Stock units and 854, 764 and 962 Class B Common Stock units, respectively.

    RETIREMENT INCOME PLAN. In 1989, the Company established an unfunded, non-qualified Retirement Income Plan pursuant to which each Outside Director will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board retainer at the time of such retirement (not including meeting attendance fees or the annual retainer for serving as Chairman of the Audit or Compensation Committee), provided he has served on the Board for at least three years. The Plan provides that the director or his estate will receive such annual payments for the number of years of such director's service on the Board (with current Outside Directors receiving credit for their years of service on the Board prior to 1989).

    1993 AND 1994 OUTSIDE DIRECTORS' STOCK OPTION PLANS. Each Outside Director received a grant of non-qualified stock options to purchase 5,000 shares of Class B Common Stock when the Company's Outside Directors' Stock Option Plan (the "1993 Plan") was adopted in May 1993 or, for Outside Directors who joined the Board after the Plan was adopted, when such person was elected or appointed to the Board. In addition, each Outside Director has received an annual grant of stock options to purchase 1,500 shares of Class B Common Stock since November 1994 when the Company's 1994 Outside Directors' Stock Option Plan (the "1994 Plan") was adopted. Each Outside Director who had served as an Outside Director since 1989 also received a one-time grant under the 1994 Plan in November 1994 of stock options to purchase 10,000 shares of Class B Common Stock. The per share exercise price of each grant under the 1993 and 1994 Plans has been the closing price of a share of Class B Common Stock on the American Stock Exchange ("AMEX") on the date of grant. On August 1, 1996, Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg each received an annual grant under the 1994 Plan to purchase 1,500 shares of Class B Common Stock, with a per share exercise price of $35 (the closing price of a share of Class B Common Stock on the AMEX on the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz and Seidenberg and Ms. Shari Redstone were members of the Compensation Committee for the entire 1996 calendar year. Mr. Sumner Redstone resigned from the Compensation Committee on January 29, 1996.

    Sumner Redstone and Shari Redstone are executive officers of NAI. Mr. Dauman, an executive officer of the Company, is a director of NAI.

    Steven R. Berrard, who served as a director of the Company until March 1996, served as the President, Chief Executive Officer and a director of Spelling until March 1996. Mr. Dauman served on the Compensation Committee of Spelling during 1996.

    George S. Abrams, a director of the Company and NAI, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company upon its request. During the fiscal year ended December 31, 1996, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

    Ken Miller, a director of the Company, is Vice Chairman of Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation has performed and, in the future, is expected to perform from time to time investment banking services for the Company.

    NAI, the Company's major stockholder, licenses films, in the ordinary course of its business, for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the fiscal year ended December 31, 1996, NAI made payments to Paramount Pictures in the aggregate amount of approximately $13,200,000 to license Paramount Pictures films. NAI licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between NAI and Paramount Pictures were no less favorable to Paramount Pictures than licenses between unaffiliated companies and NAI were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to NAI upon similar terms in the future.

    Mr. Redstone and NAI own an aggregate of approximately 28.6% of the common stock of WMS Industries Inc. ("WMS"). During the fiscal year ended December 31, 1996, Blockbuster purchased approximately $8,400,000 of home video games from WMS's video game subsidiary, Midway Home Entertainment Inc. ("Midway"). The Company believes that the terms of these purchases are no less favorable to the Company than it would have obtained from an unaffiliated party. The Company expects to purchase video games from Midway in the future.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION
  COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1996. Since certain functions of the Compensation Committee were transferred to the Senior Executive Compensation Committee, effective November 1, 1996, the Senior Executive Compensation Committee joins in this report.

    All members of the Compensation Committee and the Senior Executive Compensation Committee are non-employee directors. The Compensation Committee reviews and, with any changes it believes appropriate, approves the Company's executive compensation. The Compensation Committee has entrusted the Senior Executive Compensation Committee, commencing November 1, 1996, to review and approve compensation for executive officers, if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1996, as amended (the "Code"). Independent compensation consultants have advised the Compensation Committee from time to time with respect to the Company's long-term incentive compensation plans since 1987.

    The objectives of the executive compensation package for the Company's executive officers (other than the Chief Executive Officer) are to:

     - Set levels of base salary and annual bonus compensation that will attract and retain superior executives in the highly competitive environment of entertainment and media companies;

     - Provide annual bonus compensation for executive officers that varies with the Company's financial performance and, in the case of executive officers with divisional responsibilities, also with the financial performance of their respective operating units, and, in addition, reflects the executive officer's individual contribution to that performance;

     - Provide long-term compensation that is tied to the Company's stock price so as to focus the attention of executives on managing the Company from the perspective of an owner with an equity stake; and

     - Emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation.

    The Compensation Committee evaluates the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Compensation Committee also focuses on executive compensation offered by the members of the peer groups included in the Performance Graphs set forth below. At times, the Compensation Committee also evaluates compensation relative to a broader range of companies, whether or not included in such peer groups, that have particular lines of business comparable to those of the Company.

EXECUTIVE COMPENSATION

    Executive compensation (other than for the Chief Executive Officer) is comprised of base salary, annual bonus compensation and long-term compensation in the form of stock options.

BASE SALARIES

    Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. New base salary levels were established in January 1996 for Messrs. Dauman and Dooley to reflect their additional responsibilities as Deputy Chairmen. Base salary levels for other senior executive officers are generally set forth in their existing employment agreements and increases in their base salary in 1996 were generally made in accordance with their agreements. The employment agreements for the named executive officers are described below under "Employment Agreements".

INCENTIVE COMPENSATION

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options) paid to the Company's Chief Executive Officer and the other four named executive officers. The tax law includes an exception to the deduction limitation for performance-based compensation (including stock options), provided such compensation meets certain requirements, including stockholder approval. The Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") and the Viacom Inc. 1994 Long-Term Management Incentive Plan (the "1994 LTMIP") were designed to comply with this exception. The Senior Executive STIP provides objective performance-based annual bonuses for selected executive officers of the Company, subject to a maximum limit of eight (8) times the executive's base salary in effect on March 27, 1996. Long-term compensation for the Company's executive officers has been provided under the 1994 LTMIP through grants of stock options. It is expected that long-term compensation for future years will be provided through grants of stock options under the Viacom Inc. 1997 Long-Term Management Incentive Plan. The stockholders of the Company have approved the Senior Executive STIP and the 1994 LTMIP.

    ANNUAL BONUS COMPENSATION. Annual bonus compensation for 1996 for the named executive officers was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Compensation Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, "operating income" means revenues less operating expenses (other than depreciation and amortization). The award for Mr. Horowitz was also based on the achievement of performance criteria established by the Compensation Committee for his operating units.

    Effective November 1, 1996, the Senior Executive Compensation Committee assumed responsibility for administering the Senior Executive STIP. The level of the Senior Executive STIP annual bonuses for 1996 for the named executive officers was based on a determination of the Senior Executive Compensation Committee, the starting point of which was the maximum bonus payable pursuant to the Senior Executive STIP for such executive officers (I.E., eight (8) times the executive's base salary in effect on March 27, 1996), since the performance criteria established by the Compensation Committee for 1996 had been achieved. The Senior Executive Compensation Committee considered a number of factors, including the executives' achievements in continuing to successfully integrate the operations of Paramount and Blockbuster into the Company while achieving higher levels of operating income, and in accomplishing several operational and strategic objectives of the Company, and awarded the annual bonuses set forth below in the Summary Executive Compensation Table.

    Annual bonus compensation for executive officers other than the four named executive officers for 1996 was provided under the Company's Short-Term Incentive Plan (the "STIP"). Target levels of annual operating income (as defined above) were established for 1996 for the Company as a whole (for the Company's operating units, the 1996 target levels also related to cash flow). The level of achievement of the applicable corporate (or divisional) goals established the bench mark for the aggregate amounts available for funding awards for corporate (or divisional) executives; the amounts, expressed as a percentage, were subject to upward or downward adjustment based for the most part on the level of achievement and could exceed 100% of targeted amounts. The percentage was then multiplied by the individual target set for each executive in his employment agreement. The result was then adjusted to reflect individual performance.

    LONG-TERM COMPENSATION. The Compensation Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value.

    The Compensation Committee generally makes annual grants of stock options for Class B Common Stock to the Company's executive officers under the 1994 LTMIP, effective August 1st of each year. The $35 per share exercise price of the 1996 annual stock option grants was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. These options vest over a four-year period and have a ten-year term.

    Special stock option grants under the 1994 LTMIP were awarded in January 1996 to Messrs. Dauman and Dooley to reflect their assumption of additional responsibilities as Deputy Chairmen. The $40 per share exercise price of such special stock option grants was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. These stock options vest over a four-year period and have a ten-year term.

    The size of the grant to each executive was within the range assigned by the Compensation Committee or the Senior Executive Compensation Committee, as applicable, to the executive's relative level of responsibility. In determining the amounts awarded, such committees considered the amounts awarded in prior years, as adjusted for changes in responsibility.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In January 1996, Mr. Redstone, the Chairman of the Board and the controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company after Mr. Biondi's departure. Mr. Redstone has waived payment of any salary or bonus compensation for his services as Chief Executive Officer of the Company. A special grant under the 1994 LTMIP of stock options to purchase 1,000,000 shares of Class B Common Stock was awarded to Mr. Redstone in January 1996 to reflect his assumption of additional responsibilities as Chief Executive Officer. The $40 per share exercise price of this special stock option grant was the closing price of a share of Class B Common Stock on the AMEX on the date of grant. These stock options vest over a four-year period and have a ten-year term.

    Mr. Redstone was also awarded a grant in January 1997 of stock options to purchase 250,000 shares of Class B Common Stock. This was awarded on the same terms as the August 1, 1996 annual grant to the Company's executives (I.E., with a $35 per share exercise price and vesting over a four-year period from August 1, 1996 with a ten year term). These options were granted in 1997 because the grant, together with the special grant made in January 1996 to reflect Mr. Redstone's assumption of duties as Chief Executive Officer, would have exceeded the 1,000,000 shares per year limitation in the 1994 LTMIP. The closing price of a share of Class B Common Stock on the AMEX on January 30, 1997, the date of grant, was $34.50.

Members of the                                      Members of the Senior Executive
Compensation Committee:                             Compensation Committee:

Sumner M. Redstone*                                 Frederic V. Salerno
George S. Abrams                                    William Schwartz, Chairman
Ken Miller                                          Ivan Seidenberg
Brent D. Redstone
Shari Redstone
Frederic V. Salerno
William Schwartz*, Chairman
Ivan Seidenberg

------------------------------

* Mr. Schwartz became the Chairman of the Compensation Committee when Mr. Sumner Redstone resigned as Chairman and as a member of the Compensation Committee on January 29, 1996.

                      SUMMARY EXECUTIVE COMPENSATION TABLE

    The following table sets forth information concerning total compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during 1996 for services rendered to the Company during each of the last three fiscal years. Also set forth below is Mr. Biondi's compensation for services rendered to the Company during January 1996 and the preceding two fiscal years and compensation paid or accrued for payment to Mr. Biondi pursuant to his employment agreement with the Company.

                                                                                       LONG-TERM COMPENSATION
                                                                                       ----------------------
                                                                                         AWARDS
                                                    ANNUAL COMPENSATION(1)             ----------   PAYOUTS
                                         --------------------------------------------  SECURITIES  ----------
NAME AND PRINCIPAL POSITION                                            OTHER ANNUAL    UNDERLYING     LTIP        ALL OTHER
   AT END OF FISCAL 1996*       YEAR        SALARY        BONUS      COMPENSATION(2)   OPTIONS(3)  PAYOUTS(4)    COMPENSATION
----------------------------  ---------  ------------  ------------  ----------------  ----------  ----------  ----------------

Sumner M. Redstone..........       1996  $          0  $          0     $   --          1,000,000  $        0  $           0
  CHAIRMAN, CHIEF EXECUTIVE
  OFFICER

Philippe P. Dauman..........       1996  $  1,000,000  $  2,250,000         --            400,000  $        0  $      81,332(5)
  DEPUTY CHAIRMAN AND              1995       860,000     2,200,000         --                  0           0         46,723
  EXECUTIVE VICE PRESIDENT,        1994       760,692     1,510,000         --            200,000           0         14,291
  GENERAL COUNSEL AND CHIEF
  ADMINISTRATIVE OFFICER

Thomas E. Dooley............       1996  $  1,000,000  $  2,250,000         --            400,000  $   33,380  $      80,993(5)
  DEPUTY CHAIRMAN AND              1995       860,000     2,200,000         --                  0      64,000         36,526
  EXECUTIVE VICE                   1994       720,000     1,510,000         --            200,000           0         18,267
  PRESIDENT--FINANCE,
  CORPORATE DEVELOPMENT AND
  COMMUNICATIONS

Edward D. Horowitz..........       1996  $    575,000  $    420,000         --             58,500  $  143,642  $      30,051(5)
  SENIOR VICE PRESIDENT,           1995       525,000       550,000         --                  0     298,400         25,380
  TECHNOLOGY                       1994       462,789       525,000         --             81,000           0         19,781

Mark M. Weinstein...........       1996  $    645,577  $    375,000         --                  0  $   61,549  $      27,918(5)
  SENIOR VICE PRESIDENT,           1995       595,769       450,000         --                  0     117,903         24,852
  GOVERNMENT AFFAIRS               1994       545,962       433,125         --             60,000           0         26,341

Frank J. Biondi, Jr.........       1996  $     46,110  $          0     $        0              0  $  197,593  $  16,000,000(6)
                                   1995     1,218,889     3,000,000         53,808              0     378,757          9,704
                                   1994     1,107,808     3,000,000         81,176      1,000,000           0         60,441

------------------------

* Sumner M. Redstone, Chairman of the Board and controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company in January 1996, after Mr. Biondi's departure. In January 1997, Mr. Horowitz resigned from his position with the Company.

NOTES:

(1) Mr. Redstone has waived payment of salary and bonus compensation for his services as Chief Executive Officer during 1996. Mr. Biondi's salary is for the period from January 1, 1996 through January 17, 1996. Salary and bonus for other named executives includes the following amounts of compensation deferred under the Company's 40l(k) and Excess 401(k) Plans and, in the case of Mr. Biondi for 1995 and 1994, pursuant to his employment agreement: for Mr. Dauman for 1996 in the amount of $160,454, for 1995 in the amount of $118,500 and for 1994 in the amount of $111,227; for Mr. Dooley for 1996 in the amount of $472,512, for 1995 in the amount of $115,467 and for 1994 in the amount of $74,088; for Mr. Horowitz for 1996 in the amount of $163,269, for 1995 in the amount of $52,500 and for 1994 in the amount of $49,389; for Mr. Weinstein for 1996 in the amount of $55,058, for 1995 in the amount of $51,445 and for 1994 in the amount of $48,954; and for Mr. Biondi for 1995 in the amount of $237,698 and for 1994 in the amount of $137,054.

(2) In accordance with the rules of the Securities and Exchange Commission, amounts totaling less than $50,000 have been omitted. Amounts included in Other Annual Compensation for Mr. Biondi for 1995 and 1994 that represented more than 25% of his total Other Annual Compensation consisted of reimbursement for medical expenses of $22,090 and non-business use of Company aircraft of $16,812 for 1995 and reimbursement for legal expenses of $43,316 and medical expenses of $20,641 for 1994.

(3) Mr. Redstone received a special one-time grant of 1,000,000 options for Class B Common Stock on January 29, 1996, when he became Chief Executive Officer of the Company. Messrs. Dauman and Dooley each received two stock option grants in 1996: a special one-time grant of 250,000 options for Class B Common Stock on January 29, 1996, when they were appointed Deputy Chairman, and an annual grant of 150,000 options for Class B Common Stock as of August 1, 1996. Mr. Horowitz received a grant of 13,500 options for Class B Common Stock on January 29, 1996 to replace the performance units granted to him under the Company's Divisional Long-Term Incentive Plan ("Divisional LTIP") for the 1996-1998 performance period and an annual grant of 45,000 options for Class B Common Stock as of August 1, 1996. The 1994 grants for Messrs. Dauman, Dooley, Horowitz and Weinstein were intended to represent the entire grant of options for such individuals for calendar years 1994 and 1995, and no grants were made in 1995. Mr. Biondi's 1994 grant of 1,000,000 options for Class B Common Stock represented the grant for the entire six
    (6) year term (from August 1994 through July 2000) of his employment agreement. These options were not exercised during the time period available for exercise and have been canceled.

(4) The 1996 payout represents the amount paid in cash for the phantom units granted to the named executives and Mr. Biondi in 1989 (the "1989 Phantom Shares") under the Company's 1989 Long-Term Management Incentive Plan with a December 1996 valuation date; the 1995 payout represents the amount paid in cash for the 1989 Phantom Shares with a December 1995 valuation date. Mr. Horowitz's 1996 payout also includes the amount paid in cash for the performance units granted to him under the Divisional LTIP for the 1994-1996 performance period; his 1995 payout also includes the amount paid in cash for the performance units granted to him under the Divisional LTIP for the 1993-1995 performance period.

(5) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1996, the Company maintained for Messrs. Dauman and Dooley certain supplemental life insurance benefits. All Other Compensation includes premiums paid by the Company for this supplemental coverage for 1996 for each of Messrs. Dauman and Dooley of approximately $940; the Company's matching contributions under its 401(k) Plan for 1996 for Mr. Dauman of $3,750, for Mr. Dooley of $2,937, for Mr. Horowitz of $3,750 and for Mr. Weinstein of $3,750; and credits for the Company's matching contributions under its Excess 401(k) Plan for 1996 for Mr. Dauman of $76,642, for Mr. Dooley of $77,116, for Mr. Horowitz of $26,301 and for Mr. Weinstein of $24,168.

(6) Includes amounts paid or accrued for payment to Mr. Biondi pursuant to his employment agreement. Mr. Biondi's employment agreement is more fully described below under "Employment Agreements".

                          OPTION GRANTS IN FISCAL 1996

    The following table sets forth certain information with respect to executive stock options to purchase shares of Class B Common Stock awarded during 1996 to the Chief Executive Officer and the named executive officers. The table includes a column designated "Grant Date Present Value". The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. There is no way to anticipate what the actual growth rate of the Class B Common Stock will be.

                                                                                  INDIVIDUAL GRANTS
                                                      -------------------------------------------------------------------------

                                                                                % OF TOTAL
                                                       NUMBER OF SHARES OF    OPTIONS GRANTED
                                                      CLASS B COMMON STOCK    TO EMPLOYEES IN    EXERCISE PRICE     EXPIRATION
NAME                                                   UNDERLYING OPTIONS       FISCAL 1996         ($/SHARE)          DATE
----------------------------------------------------  ---------------------  -----------------  -----------------  ------------
Sumner M. Redstone..................................          1,000,000(1)           18.49%         $      40         1/29/2006
Philippe P. Dauman..................................            250,000(1)            4.62%         $      40         1/29/2006
                                                                150,000(2)            2.77%         $      35          8/1/2006
Thomas E. Dooley....................................            250,000(1)            4.62%         $      40         1/29/2006
                                                                150,000(2)            2.77%         $      35          8/1/2006
Edward D. Horowitz..................................             13,500(3)            0.25%         $      40         1/29/2006
                                                                 45,000(3)            0.83%         $      35          8/1/2006
Mark M. Weinstein...................................           --                   --                 --               --
Frank J. Biondi, Jr.................................           --                   --                 --               --



                                                        GRANT DATE
                                                          PRESENT
NAME                                                     VALUE(4)
----------------------------------------------------  ---------------
Sumner M. Redstone..................................  $    17,080,000
Philippe P. Dauman..................................  $     4,270,000
                                                      $     2,362,500
Thomas E. Dooley....................................  $     4,270,000
                                                      $     2,362,500
Edward D. Horowitz..................................  $       230,580
                                                      $       708,750
Mark M. Weinstein...................................        --
Frank J. Biondi, Jr.................................        --

------------------------------

NOTES:

(1) The special grants awarded to Messrs. Redstone, Dauman and Dooley on January 29, 1996 will vest in one-third increments on January 29, 1998, January 29, 1999 and January 29, 2000.

(2) The annual grants awarded to Messrs. Dauman and Dooley as of August 1, 1996 will vest in one-third increments on August 1, 1998, August 1, 1999 and August 1, 2000.

(3) The 13,500 options granted to Mr. Horowitz on January 29, 1996 to replace Divisional LTIP performance units (see Note (3) to Summary Executive Compensation Table) were scheduled to vest in one-third increments on August 1, 1997, August 1, 1998 and August 1, 1999; the 45,000 options granted to Mr. Horowitz as of August 1, 1996 as his annual award were scheduled to vest in one-third increments on August 1, 1998, August 1, 1999 and August 1, 2000. However, as a result of Mr. Horowitz's resignation, these options will not vest and have been canceled.

(4) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values presented in the table were determined in part using the following assumptions. No adjustments were made for non-transferability or risk of forfeiture.

                                                                                                    JANUARY 29,      AUGUST 1,
                                                                                                       1996            1996
                                                                                                  ---------------  -------------
Expected volatility.............................................................................      32.32%          32.64%
Risk-free rate of return........................................................................       5.53%           6.49%
Dividend yield..................................................................................       0.00%           0.00%
Time of exercise................................................................................      6 years         6 years

    The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                   AND VALUE OF OPTIONS AT END OF FISCAL 1996

    The following table sets forth as to the Chief Executive Officer, the named executive officers and Mr. Biondi information with respect to option exercises during 1996 and the status of their options on December 31, 1996.

                                                                                             NUMBER OF SECURITIES(1)
                                                                                              UNDERLYING UNEXERCISED
                                                             SHARES OF                       OPTIONS AT END OF FISCAL
                                                           CLASS B COMMON                              1996
                                                           STOCK ACQUIRED       VALUE      ----------------------------
NAME                                                        ON EXERCISE       REALIZED     EXERCISABLE   NONEXERCISABLE
--------------------------------------------------------  ----------------  -------------  ------------  --------------
Sumner M. Redstone......................................              0                0              0      1,000,000
Philippe P. Dauman......................................              0                0        150,000        570,000
Thomas E. Dooley........................................              0                0        149,333        561,667
Edward D. Horowitz......................................              0                0        128,250        129,250
Mark M. Weinstein.......................................         27,000      $   455,625         99,500         55,000
Frank J. Biondi, Jr.....................................              0                0      1,384,000(2)             0


                                                              VALUE OF UNEXERCISED
                                                             IN-THE-MONEY OPTIONS AT
                                                               END OF FISCAL 1996
                                                          -----------------------------
NAME                                                       EXERCISABLE   NONEXERCISABLE
--------------------------------------------------------  -------------  --------------
Sumner M. Redstone......................................  $           0   $          0
Philippe P. Dauman......................................          6,250         18,750
Thomas E. Dooley........................................        545,250         18,750
Edward D. Horowitz......................................        667,906          7,594
Mark M. Weinstein.......................................        325,688          5,625
Frank J. Biondi, Jr.....................................      2,309,250              0

------------------------------

NOTES:

(1) Options listed below are for shares of Class B Common Stock except that exercisable options include for Mr. Biondi 24,000 options each for a share of Class A Common Stock and a share of Class B Common Stock, for Mr. Dooley 4,000 of such options, for Mr. Horowitz 4,000 of such options and for Mr. Weinstein 7,500 of such options; the aggregate number of exercisable options includes two underlying securities for each of these options.

(2) In January 1997, Mr. Biondi exercised the 24,000 options referred to in Note 1, as well as 270,000 options for shares of Class B Common Stock; the remaining options were not exercised during the time period available for exercise and have been canceled.

                               PENSION PLAN TABLE

                                                                                  YEARS OF SERVICE
                                                                   ----------------------------------------------

 REMUNERATION                                                          15          20          25          30
-----------------------------------------------------------------  ----------  ----------  ----------  ----------
$  50,000........................................................  $   11,057  $   14,742  $   18,428  $   22,114
  100,000........................................................      24,182      32,242      40,303      48,364
  200,000........................................................      50,432      67,242      84,053     100,864
  300,000........................................................      76,682     102,242     127,803     153,364
  400,000........................................................     102,932     137,242     171,553     205,864
  500,000........................................................     129,182     172,242     215,303     258,364
  600,000........................................................     155,432     207,242     259,053     310,864
  700,000........................................................     181,682     242,242     302,803     363,364
  800,000........................................................     207,932     277,242     346,553     415,864
  900,000........................................................     234,182     312,242     390,303     468,364
 1,000,000.......................................................     260,432     347,242     434,053     520,864
 1,100,000.......................................................     286,682     382,242     477,803     573,364
 1,200,000.......................................................     312,932     417,242     521,553     625,864
 1,300,000.......................................................     339,182     452,242     565,303     678,364
 1,400,000.......................................................     365,432     487,242     609,053     730,864
 1,500,000.......................................................     391,682     522,242     652,803     783,364

    Under the terms of the Company's Pension Plan and the Company's Excess Pension Plan for certain higher compensated employees, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to the greater of base salary as of December 31, 1995 and $750,000. The benefits under the Company's Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Company's Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Plans upon retirement in 1996 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

    The number of years of benefit service that have been credited for Messrs. Dooley, Horowitz and Weinstein are approximately 15, 6 and 11, respectively. Mr. Dauman has been credited with four years of service under the Company's Pension Plan; however, the benefits payable under the Company's Excess Pension Plan shall be calculated as though he had 13 years of credited service. Mr. Biondi has been credited with approximately 8.6 years of benefit service.

                               PERFORMANCE GRAPHS

    The following graphs compare the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below. The composition of the peer group included in the graph set forth below as Exhibit I has been revised to more closely resemble the Company's current lines of businesses. For comparison purposes, Exhibit II shows the Company's performance with respect to the peer group used for graphs contained in the Company's 1995 and 1996 proxy statements. The total return data was obtained from Standard & Poor's Compustat Services, Inc.

    The performance graphs assume $100 invested on December 31, 1991 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group (identified in such graph), including reinvestment of dividends, through the fiscal year ended December 31, 1996.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPHS AND THE REPORT OF THE COMPENSATION COMMITTEE AND THE SENIOR EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SET FORTH ABOVE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                   EXHIBIT I
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1996

                     DECEMBER 31                          1991       1992       1993       1994       1995       1996
CLASS A COMMON                                             100.00     128.47     142.70     121.53     135.04     100.73
CLASS B COMMON                                             100.00     122.71     131.50     119.41     138.83     102.20
S&P 500                                                    100.00     107.61     118.41     120.01     164.95     202.73
PEER GROUP*                                                100.00     117.94     110.73      99.71     114.12     122.44

------------------------

*   The Peer Group reflected in Exhibit I consists of the following companies:
    BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; King World Productions Inc.; McGraw Hill Companies Inc.; The Limited Inc.; The News Corp. Ltd. (ADRs); Time Warner Inc.; Tribune Company and Wal-Mart Stores Inc.

                                   EXHIBIT II
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1996

                     DECEMBER 31                          1991       1992       1993       1994       1995       1996
CLASS A COMMON                                             100.00     128.47     142.70     121.53     135.04     100.73
CLASS B COMMON                                             100.00     122.71     131.50     119.41     138.83     102.20
S&P 500                                                    100.00     107.61     118.41     120.01     164.95     202.73
PEER GROUP*                                                100.00     131.38     168.77     139.57     165.71     174.63

------------------------

*   The Peer Group reflected in Exhibit II consists of the following companies:
    BHC Communications, Inc.; CVS Corporation; Gaylord Entertainment Co.; King World Productions Inc.; McGraw-Hill Companies Inc.; Musicland Stores Corp.; Spelling Entertainment Group Inc.; The News Corp. Ltd. (ADRs); Time Warner Inc.; and Tribune Company. Two companies which were previously included in this Peer Group have been deleted because they were acquired and, as a result, their securities were no longer publicly traded on December 31, 1996. Capital Cities/ABC, Inc. was acquired by The Walt Disney Company during February 1996 and Turner Broadcasting System Inc. was acquired by Time Warner Inc. during October 1996.

EMPLOYMENT AGREEMENTS

    Mr. Redstone, the Chairman of the Board and controlling stockholder of the Company, assumed the responsibilities of Chief Executive Officer of the Company in January 1996. He has waived salary and bonus compensation for his services as Chief Executive Officer and he does not have an employment agreement with the Company.

    Mr. Dauman's employment agreement provides that he will be employed as Deputy Chairman and Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company until December 31, 2000, at a salary of $1,000,000 per annum. Mr. Dauman's agreement provides that he will receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 110% of his salary and deferred compensation for the preceding calendar year, less his salary. Mr. Dauman's target bonus for each calendar year during the employment term is set at 250% of his salary and deferred compensation for such year. Mr. Dauman's agreement provided for a special grant of stock options under the 1994 LTMIP to purchase 250,000 shares of Class B Common Stock, with an exercise price of $40 per share, the closing price of a share of Class B Common Stock on the AMEX on January 29, 1996, the date of grant. The agreement also provides for him to receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock. The special and annual grants of stock options each vest over a four-year period and have a ten-year term. The agreement states that Mr. Dauman shall be provided with $5,000,000 of life insurance during the employment term. In the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, Mr. Dauman shall be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (all of which will have vested upon termination of employment) shall remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Dooley's employment agreement provides that he will be employed as Deputy Chairman and Executive Vice President--Finance, Corporate Development and Communications of the Company until December 31, 2000, at a salary of $1,000,000 per annum. Mr. Dooley's agreement provides that he will receive deferred compensation, starting with the 1997 calendar year, payable the year after he ceases to be an executive officer of the Company, in an amount equal to 110% of his salary and deferred compensation for the preceding calendar year, less his salary. Mr. Dooley's target bonus for each calendar year during the employment term is set at 250% of his salary and deferred compensation for such year. Mr. Dooley's agreement provided for a special grant of stock options under the 1994 LTMIP to purchase 250,000 shares of Class B Common Stock, with an exercise price of $40 per share, the closing price of a share of Class B Common Stock on the AMEX on January 29, 1996, the date of grant. The agreement also provides for him to receive annual grants of stock options to purchase 150,000 shares of Class B Common Stock. The special and annual grants of stock options each vest over a four-year period and have a ten-year term. The agreement states that Mr. Dooley shall be provided with $5,000,000 of life insurance during the employment term. In the event of the termination of his employment without "cause" or voluntary termination for "good reason" during the employment term, Mr. Dooley shall be entitled to receive salary, deferred compensation and target bonus for the balance of the employment term, subject to mitigation after the first two years, and his stock options (all of which will have vested upon termination of employment) shall remain exercisable for six months following the date of termination (but not beyond the expiration date of such stock options).

    Mr. Weinstein's employment agreement provides that he will be employed as Senior Vice President, Government Affairs of the Company until December 31, 1997, at a salary of $550,000 for the 12-month period ended January 31, 1996, with $50,000 annual increases on each February 1st during the employment term. Mr. Weinstein's target bonus for calendar years 1996 and 1997 is set at 75% of his base salary at the end of each year and his bonus compensation shall not be less than 56.25% of his base salary at that time. In the event of the termination of his employment without "cause" or voluntary termination for "good reason", Mr. Weinstein shall be entitled to receive salary and bonus for the balance of the employment term, subject to mitigation after the first 18 months. In addition, the agreement provides that his stock options which are then exercisable shall be exercisable for three months after the date of termination and stock options which are not then exercisable shall, at the Committee's option, either be accelerated and exercisable for three months after such termination or canceled and treated as stock appreciation rights with the value determined and payable when the options would otherwise have vested. The LTMIP stock options granted in 1994 to Mr. Weinstein will become exercisable in full by December 31, 1997.

    Mr. Biondi's employment as President, Chief Executive Officer terminated on January 17, 1996. Pursuant to his employment agreement, he is entitled to receive compensation equal to the salary, deferred compensation and target bonus provided in his employment agreement for the three-year period ending January 17, 1999. Payment of these amounts will be made through January 17, 1998 at such time as he would have been entitled to be paid had he remained employed by the Company; the present value of the amounts that would have been paid after January 17, 1998 will be paid in a lump sum shortly after January 17, 1998. The total amount payable is $16 million.

    Mr. Horowitz resigned from his position with the Company in January 1997. The Company does not have any obligations to Mr. Horowitz under his employment agreement.

RELATED TRANSACTIONS

    On September 29, 1994, Blockbuster Entertainment Corporation ("BEC") merged with and into the Company (the "Blockbuster Merger") and was operated as the Blockbuster Entertainment Group ("Blockbuster") of the Company. Prior to the Blockbuster Merger, in 1993, BEC merged with WJB Video Limited Partnership ("WJB") in a pooling of interest business combination. As a result of this transaction, BEC acquired 209 Blockbuster Video stores and the real estate on which 51 of such Blockbuster Video stores are located. George D. Johnson, Jr., who served as a director of the Company from November 1994 until he resigned from the Board in November 1996, and certain trusts for the benefit of Mr. Johnson's son and daughter were equity holders of WJB. As a result of the combination with WJB, BEC became successor in interest to a property management agreement with Johnson Development Associates, Inc. ("Johnson Development"), a South Carolina corporation, pursuant to which Johnson Development serves as the property manager of such 51 Blockbuster Video store locations. Mr. Johnson is an equity holder of Johnson Development. Pursuant to the terms of the management agreement with Johnson Development, Blockbuster is obligated to make monthly payments to Johnson Development in the aggregate amount of approximately $17,000 for its services. The management agreement remains in effect until terminated by either party upon 180 days notice. The Company believes that the terms of the management agreement with Johnson Development are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement (the "Spartanburg Lease") with Bell Hill Associates L.P. ("Bell Hill") for the use of office space located in Spartanburg, South Carolina. Mr. Johnson is general partner of Bell Hill, and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, is its sole limited partner. Under the Spartanburg Lease, Blockbuster is obligated to make monthly lease payments in the amount of $38,106; the Spartanburg Lease remains in effect until February 28, 2005. In September 1996, Blockbuster entered into a sublease agreement (the "Spartanburg Sublease") with Johnson Development for the use by Johnson Development of approximately 15% of the office space that Blockbuster leases from Bell Hill. Under the Spartanburg Sublease, Johnson Development is obligated to pay Blockbuster approximately $81,000 annually. The Company believes that the terms of the Spartanburg Lease and the Spartanburg Sublease are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement with Reidville Road Associates ("Reidville"). Mr. Johnson is general partner of Reidville. Under such lease agreement, Blockbuster is obligated to make monthly lease payments in the amount of $5,600. Such lease remains in effect until June 16, 1997 and is renewable for an additional term of five years at the option of Blockbuster. The Company believes that the terms of the lease agreement with Reidville are no less favorable to the Company than it could have obtained from an unaffiliated party.

    As a result of the combination with WJB, BEC also became a successor in interest to a lease agreement with Lawson's Fork Associates. Mr. Johnson is a general partner of Lawson's and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, is a limited partner of Lawson's. Under such lease agreement, Blockbuster is obligated to make monthly lease payments in the amount of $7,000. Such lease remains in effect until August 18, 1999 and is renewable for one additional five year term at Blockbuster's option. The Company believes that the terms of the lease agreement with Lawson's are no less favorable to the Company than it could have obtained from an unaffiliated party.

    In December 1994, Blockbuster entered into a lease agreement with Beaumont Avenue Associates ("Beaumont") to lease space for a Blockbuster-owned video store. Mr. Johnson and a limited partnership, of which Mr. Johnson, his wife and trusts for the benefit of his children are equity holders, are general partners of Beaumont. Under such agreement, Blockbuster is obligated to make monthly lease payments in the amount of $5,775. Such lease is for an initial term of ten years and is renewable for two additional five year terms at Blockbuster's option. The Company believes that the terms of the lease agreement with Beaumont are no less favorable to the Company than it could have obtained from an unaffiliated party.

    Prior to the Company's acquisition of Combined Broadcasting of Miami, Inc. ("CBM"), a Delaware corporation and the licensee of television station WBFS-TV in Miami, Florida, CBM entered into an agreement with the Florida Marlins Baseball, Ltd. (the "Florida Marlins") under which CBM obtained the live over-the-air broadcast rights to certain of the Florida Marlins baseball games for the 1996 baseball seasons Under such agreement, CBM agreed to make payments for such rights of up to $4,696,860 for the 1996 season. In addition, CBM agreed to make bonus payments to the Florida Marlins in certain situations. Also, pursuant to such agreement, the Florida Marlins agreed that, prior to negotiating with any other person for such broadcast rights for the period subsequent to the term of the agreement, it will first negotiate with CBM for a new grant of such rights. Mr. Berrard, who served as a director of the Company from November 1994 until he resigned from the Board in March 1996, is a limited partner of the Florida Marlins.

    In February 1993, BEC entered into an agreement with the Florida Marlins to sponsor certain events at or in connection with Florida Marlins baseball games in the 1993 through 1995 baseball season. The agreement was extended during 1996 to cover the 1996 baseball season. Blockbuster paid the Florida Marlins an aggregate of $389,500 for sponsorship rights for the 1996 baseball season. Mr. Berrard is a limited partner in the Florida Marlins. The Company believes that the terms of the sponsorship agreement are no less favorable to the Company than it could have obtained from an unaffiliated party.

    In April 1995, Blockbuster entered into an agreement with Butler's Pantry for the operation of the food services facilities at the employee cafeteria at Blockbuster's headquarters in Ft. Lauderdale, Florida. For the fiscal year ended December 31, 1996, Blockbuster paid approximately $308,000 to Butler's Pantry. William Butler, Mr. Berrard's brother-in-law, owns Butler's Pantry. Prior to forming Butler's Pantry, Mr. Butler was employed by several leading food service companies, including Aramark Corporation (formerly known as ARA Services, Inc.), Sheraton Corporation and Freshie Food Service Company. The Company believes that the terms of the agreement with Butler's Pantry are no less favorable to the Company than it could have obtained from an unaffiliated party.

    In November 1995, the Company entered into an agreement with Gabelli Asset Management Company (GAMCO) providing that GAMCO would manage certain assets in the Company's pension plan. For the fiscal year ended December 31, 1996, the Company paid GAMCO approximately $192,000 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company entered into the arrangement with GAMCO prior to GAMCO's disclosure of its interest in the Company. The Company believes that the terms of the agreement with GAMCO are no less favorable to the Company than it could have obtained from an unaffiliated party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the AMEX. Executive officers, directors and greater than ten percent stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1996, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                        APPROVAL OF THE VIACOM INC. 1997
                      LONG-TERM MANAGEMENT INCENTIVE PLAN

    The Viacom Inc. 1997 Long-Term Management Incentive Plan (the "1997 LTMIP") was adopted by the Board of Directors of the Company on March 27, 1997, subject to the approval of the stockholders of the Company at the 1997 Annual Meeting of Stockholders. The Board recommends that the stockholders approve the 1997 LTMIP since there are no longer sufficient shares of Class B Common Stock available for grants under the 1994 LTMIP. The terms of the 1997 LTMIP are substantially similar to those of the 1994 LTMIP. The Company has been advised that NAI intends to vote all of its shares of Class B Common Stock for the approval of the 1997 LTMIP. Such vote will be sufficient to approve the 1997 LTMIP without any action on the part of any other stockholder of the Company.

1997 LTMIP GENERALLY

    The following description of the material features of the 1997 LTMIP is qualified in its entirety by the full text of the 1997 LTMIP, as set forth in Exhibit A to this Proxy Statement.

    The 1997 LTMIP provides for grants of stock options to purchase shares of Class B Common Stock ("Stock Options"), stock appreciation rights ("SARS"), restricted shares ("Restricted Shares") of Class B Common Stock and phantom shares ("Phantom Shares"), the terms and conditions of which are described in more detail below. Approximately 600 key employees of the Company are eligible for grants under the 1997 LTMIP. Compensation relating to awards under the 1997 LTMIP is generally intended to qualify as "performance-based compensation" which is excluded from the $1,000,000 limit on deductible compensation set forth in
Section 162(m) of the Code.

    The maximum aggregate number of shares of Class B Common Stock that may be granted under the 1997 LTMIP (whether reserved for issuance upon grants of Stock Options or SARs or granted as Restricted Shares) is 20,000,000. Shares of Class B Common Stock covered by expired or terminated Stock Options, SARs and Restricted Shares that are forfeited under the terms of the 1997 LTMIP or SARs that are exercised for cash will not be counted in applying such limit on grants under the 1997 LTMIP. The maximum aggregate number of (i) shares of Class B Common Stock that may be granted subject to the Stock Options or SARs or granted as Restricted Shares and (ii) Phantom Shares that may be granted to any executive during the five-year period that the Plan will remain in effect is 5,000,000. The fair market value of a share of Class B Common Stock was $32.125 as of April 3, 1997. Grants under the 1997 LTMIP are authorized by the Committee (defined below) in its sole discretion. For this reason it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future.

ADMINISTRATION

    The LTMIP is administered by the Senior Executive Compensation Committee (the "Committee") or such other committee as the Board of Directors shall determine, which selects from among the group of eligible employees, those individuals (the "Participants") who receive grants under the 1997 LTMIP. The Committee must be comprised of at least two directors, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act.

STOCK OPTIONS

    Stock Options can be either incentive stock options ("Incentive Stock Options") or options that do not qualify as Incentive Stock Options for federal income tax purposes ("Non-Qualified Stock Options"), as determined by the Committee.

    Subject to certain limits described below, the Committee determines the number of Stock Options granted, the exercise price of the Stock Options, the vesting schedule applicable to such Stock Options and the period during which they can be exercised. The per share exercise price of Incentive Stock Options cannot be less than 100% of the fair market value on the date of grant of a share of Class B Common Stock. No Stock Option can be exercised more than ten years after the date of grant. Each share of Class B Common Stock purchased through the exercise of a Stock

Option must be paid in full at the time of exercise in cash or, in the discretion of the Committee, in shares of Class B Common Stock (or other Company securities designated by the Committee) or in a combination of cash and shares (or such other securities).

    If the Participant's employment terminates for any reason other than death, permanent disability or for "cause", his Stock Options cannot be exercised more than six months after the date of such termination (or such longer period, not in excess of two years from the date of grant, as may be determined by the Committee). In the event of a Participant's death, his Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of the descent and distribution or permitted transfer for one year after such death (or such longer period as may, in a special case, be fixed by the Committee) but not beyond the expiration date of such Stock Options. In the event of a Participant's permanent disability, he may exercise his Stock Options to the extent exercisable at the onset of such disability for one year after such date (or such longer period, not in excess of two years after such date, as may be determined by the Committee) but not beyond the expiration date of such Stock Options. If a Participant's employment is terminated for "cause", then, unless the Committee determines otherwise, all Stock Options (whether or not then vested) will be forfeited by the Participant effective as of the date of such termination.

SARS

    The Committee may grant SARs under the 1997 LTMIP only in tandem with Stock Options, either at the time of grant or by amendment at any time prior to the exercise, expiration or termination of such Stock Options. Each SAR entitles the holder to surrender the related Stock Option in lieu of exercise for an amount equal to the excess of the fair market value of a share of Class B Common Stock subject to the Stock Option over the exercise price of such Stock Option. This amount will be paid in cash or, in the discretion of the Committee, in shares of Class B Common Stock (or other Company securities designed by the Committee) or in a combination of cash and shares (or such other securities). No SAR can be exercised unless the related Stock Option is then exercisable.

RESTRICTED SHARES

    Any Restricted Shares granted under the 1997 LTMIP will be subject to a vesting schedule established by the Committee. The Committee may, in its discretion, accelerate the dates on which Restricted Shares vest. Stock certificates representing the number of Restricted Shares granted to a Participant will be registered in the registrant's name as of the date of grant but remain held by the Company. The Participant will have all rights as a holder of such shares of Class B Common Stock except that (i) the Participant will not be entitled to delivery of such certificates until the shares represented thereby have vested, (ii) the Restricted Shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested, and (iii) if the Participant's employment terminates for any reason or, in the event of the Participant's death, retirement or permanent disability, the Restricted Shares will be forfeited as of the date of such event (unless, in a special case, the Committee determines otherwise with respect to some or all of the unvested Restricted Shares).

PHANTOM SHARES

    The value of any Phantom Shares granted under the 1997 LTMIP will be determined by reference to the fair market value of a share of Class B Common Stock and cash payments are made with respect to such Phantom Shares based, subject to any applicable limit on the maximum amount payable, on any increase in value ("appreciation value") determined as of certain valuation dates over their "initial value". The 1997 LTMIP empowers the Committee to determine the initial value of the Phantom Shares as of the date of grant. The 1997 LTMIP further empowers the Committee to determine the valuation dates (not later than the eighth anniversary of the date of grant) applicable to a grant of Phantom Shares, the period (not in excess of five years from the date of grant) during which the Phantom Shares vest and any limit on the maximum amount of appreciation value payable for the Phantom Shares.

    If a Participant's employment terminates for any reason other than for "cause" or, in the event of the Participant's death, retirement or permanent disability, then, unless the Committee determines otherwise, the cash payments for such Participant's Phantom Shares will be the lesser of the appreciation value determined as of the date of such termination or event or as of the originally scheduled valuation dates and such payments will be made after the originally scheduled valuation dates. All rights with respect to Phantom Shares that are not vested as of the date of such termination or event, as the case may be, will be relinquished by the Participant. If a Participant's employment is terminated for "cause", all Phantom Shares (whether or not vested) will be forfeited by the Participant.

ADJUSTMENTS

    In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock, the Committee will make such adjustments as it deems appropriate to the number of shares of Class B Common Stock subject to any Stock Options or Stock Appreciation Rights or the number of Restricted Shares or Phantom Shares granted to each Participant, the exercise price of any outstanding Stock Options or Stock Appreciation Rights or the "initial value" of any outstanding Phantom Shares, and the maximum number of shares of Class B Common Stock that may be granted under the Plan or the aggregate number of shares that may be granted to any Participant.

TRANSFER RESTRICTIONS, ETC.

    The rights of a Participant with respect to the Stock Options, SARs, Restricted Shares or Phantom Shares granted under the 1997 LTMIP are not transferable by the Participant other than by will or the laws of descent and distribution or, with respect to Non-Qualified Stock Options, as permitted by the Committee, to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family. Except as described above, no grant under the 1997 LTMIP entitles a Participant to any rights of a holder of shares of Class B Common Stock, nor will any grant be construed as giving any employee a right to continued employment with the Company.

LTMIP AMENDMENT AND TERM

    The Board of Directors of the Company may at any time alter, amend, suspend or terminate the 1997 LTMIP in whole or in part, except that any amendment which must be approved by the stockholders of the Company in order to maintain the continued qualification of the 1997 LTMIP under Rule 16b-3 under the Exchange Act will not be effective unless and until such stockholder approval has been obtained in compliance with such rule.

TAX CONSEQUENCES

    The following is intended as a general summary of the federal income tax consequences associated with the grant and exercise of Stock Options. This summary does not purport to be complete and does not address any applicable state or local tax law.

    NON-QUALIFIED STOCK OPTIONS. In general, the grant of a Non-Qualified Stock Option will not result in the recognition of taxable income by the Participant or in a tax deduction to the Company or its subsidiaries. Upon exercise of a Non-Qualified Stock Option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price of the Non-Qualified Stock Option. The amount of the income so recognized is subject to income tax withholding and a tax deduction equal to the amount of such income is allowable to the employing company. Gain or loss upon a subsequent sale of the stock received upon exercise of a Non-Qualified Stock Option generally would be taxed as capital gain or loss (long-term or short-term depending on the holding period of the stock sold). Certain additional rules apply if the exercise price for a Non-Qualified Stock Option is paid in shares or other securities previously owned by the Participant.

    INCENTIVE STOCK OPTIONS. Neither the grant nor the exercise of an Incentive Stock Option will result in the Participant recognizing income for federal income tax purposes and neither the Company nor its subsidiaries will be entitled to a tax deduction. However, the excess of the fair market value of the shares over the exercise price on the exercise date will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares acquired upon exercise of an Incentive Stock Option are not disposed of within the one-year period after the date of the transfer of such shares to the Participant, nor within the two-year period from the date of the grant of the Incentive Stock Option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the employing company. If the shares acquired upon exercise of the Incentive Stock Option are disposed of within the one-year period after the date of the transfer of such shares to the Participant or within the two-year period from the date of the grant of the Incentive Stock Option, the excess of the fair market value of the shares on the date of exercise or, if less, on the date of disposition over the exercise price will be taxable as ordinary income of the Participant at the time of disposition, and a corresponding tax deduction to the Company will be allowable. Certain additional rules apply if the exercise price for an Incentive Stock Option is paid in shares or other securities previously owned by the Participant.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders approve the appointment of Price Waterhouse LLP as independent accountants to serve until the Annual Meeting of Stockholders in 1998.

    In connection with the audit function for 1996, Price Waterhouse LLP also reviewed the Company's annual report on Form 10-K and its filings with the Commission and provided certain other accounting, tax and consulting services.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

                              STOCKHOLDER PROPOSAL

    Mrs. Evelyn Y. Davis, Editor, Highlights and Lowlights, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 100 shares of Class A Common Stock, has submitted the following proposal:

    "RESOLVED: That the stockholders recommend that (a) the Board direct management, after approval by the stockholders of this proposal, to publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in The Wall Street Journal and USA Today a statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made, (b) subsequent to this initial disclosure, the management cause like data to be included in each succeeding annual report to stockholders and (c) if no such disbursements were made, to have that fact publicized in the same manner."

    In support of this proposal, Mrs. Davis has submitted the following statement:

    "If adopted, the proposal would recommend that the stockholders be advised how many corporate dollars are being spent for political purposes and what political causes the management seeks to promote with those funds. It is therefore no more than a recommendation that the stockholders be given a more detailed accounting of these special purpose expenditures than they now receive. These political contributions are made with dollars that belong to the stockholders as a group and they are entitled to know how they are being spent. Last year, the holders of 4,023,314 shares of Class A Common Stock, representing approximately 5.6% of shares voting, voted FOR this proposal."

    "IF YOU AGREE, PLEASE MARK YOUR PROXY FOR THIS RESOLUTION."

    In the view of the Company's management, the disclosures required by this proposal relate to funds that are immaterial to the Company from a financial point of view and relate to matters that are fully disclosed in accordance with applicable laws. Contributions with respect to federal elections are primarily made by the Company's PAC; contributions by the PAC derive from voluntary contributions by the Company's employees and not from Company funds. PAC contributions to political candidates are determined by an independent PAC Board. Information regarding all federal contributions is available to the public and may be obtained by contacting the Federal Election Commission. Additional disclosure is not necessary, and to the extent disclosure would be more onerous than for the Company's competitors, it could be detrimental to the Company's competitive position. Last year, the holders of 55,195,272 shares of Class A Common Stock, representing 76.5% of shares voting, voted AGAINST this proposal.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

    In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 1998 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 9, 1997.

                                          By Order of the Board of Directors,

                                          /s/ PHILIPPE P. DAUMAN

                                          Philippe P. Dauman
                                          SECRETARY

                            ------------------------

    THE COMPANY HAS SENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 3, 1997 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

                                                                       EXHIBIT A

                                  VIACOM INC.

                    1997 LONG-TERM MANAGEMENT INCENTIVE PLAN

                                   ARTICLE I

                                    GENERAL

SECTION 1.1  PURPOSE.

    The purpose of the Viacom Inc. 1997 Long-Term Incentive Plan (the "Plan") is to benefit and advance the interests of Viacom Inc., a Delaware corporation (the "Company"), and its subsidiaries by rewarding certain key employees of the Company and its subsidiaries for their contributions to the financial success of the Company and thereby motivate them to continue to make such contributions in the future.

SECTION 1.2  DEFINITIONS.

    As used in the Plan, the following terms shall have the following meanings:

    (a) "Agreement" shall mean the written agreement governing a Grant under the Plan, in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

    (b) "Appreciation Value" shall mean the excess, if any, of the Value of a Phantom Share on the applicable Valuation Date or date of termination of employment or of the Participant's death, Retirement or Permanent Disability (as described in Section 4.5(a) hereof), as the case may be, over the Initial Value of such Phantom Share.

    (c) "Beneficiary" or "Beneficiaries" shall mean the person(s) designated by the Participant pursuant to the provisions of the Agreement to receive payments pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time such a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee. No such written designation shall be effective unless received by the Committee prior to the date of death of the Participant.

    (d) "Board" shall mean the Board of Directors of the Company.

    (e) "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

    (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

    (g) "Committee" shall mean the Senior Executive Compensation Committee of the Board (or such other Committee as may be appointed by the Board) except that
(i) the number of directors on the Committee shall be not less than two and (ii) each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

    (h) "Date of Grant" shall mean the date of the Grant of the Stock Options, Stock Appreciation Rights, Restricted Shares and/or Phantom Shares as set forth in the applicable Agreement.

    (i) "Effective Date" shall have the meaning set forth in Article IX.

    (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

    (k) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price of a share of Class B Common Stock on the American Stock Exchange or such other national securities exchange as may be designated by the Committee, or, in the event that the Class B Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid per share of the Class B Common Stock on such automated quotation system or, in the event that the Class B Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Class B Common Stock as furnished by a professional marketmaker making a market in the Class B Common Stock designated by the Committee.

    (l) "Grant" shall mean a grant under the Plan which may consist of a grant of Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares or a combination of any of the above.

    (m) "Initial Value" shall mean the value of a Phantom Share as specified by the Committee as of the Date of Grant or the Value of a Phantom Share calculated as of the Date of Grant or such earlier date as the Committee may determine.

    (n) "Outstanding Phantom Share" shall mean a Phantom Share granted to a Participant for which the Valuation Date has not yet occurred.

    (o) "Outstanding Stock Option" shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired in accordance with its terms.

    (p) "Participant" shall mean any employee who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an outstanding Grant has been made under the Plan.

    (q) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the onset of the Participant's Permanent Disability, unless the Committee determines otherwise, in its discretion, and sets forth an alternative definition in the applicable Agreement.

    (r) "Phantom Share" shall mean a contractual right granted to a Participant pursuant to Article IV, to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions, as are set forth in the Plan and the applicable Agreement.

    (s) "Restricted Share" shall mean a share of Class B Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

    (t) "Retirement" shall mean the resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; PROVIDED, HOWEVER, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion.

    (u) "Stock Appreciation Right" shall mean a contractual right granted to a Participant pursuant to Article II, to receive an amount determined in accordance with Section 2.5 of the Plan.

    (v) "Stock Option" shall mean a contractual right granted to a Participant pursuant to Article II, to purchase shares of Class B Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be "Incentive Stock Options" within the meaning of Section 422 of the Code or "Non-Qualified Stock Options" which do not meet the requirements of such Code section.

    (w) "Termination for Cause" shall mean a termination of employment with the Company or any of its subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement applicable to the Participant, or (ii) if there is no such employment agreement or if such employment agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by a Participant to substantially perform the duties of such Participant's employment, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any subsidiary thereof.

    (x) "Valuation Date" shall mean the date on which the Appreciation Value of a Phantom Share shall be measured and fixed in accordance with Section 4.2(a) hereof.

    (y) The "Value" of a Phantom Share shall be determined by reference to the "average Fair Market Value" of a share of Class B Common Stock. The "average Fair Market Value" on a given date of a share of Class B Common Stock shall be determined over the 30-day period ending on such date or such other period as the Committee may decide shall be applicable to a Grant of Phantom Shares, determined by dividing (i) by (ii), where (i) shall equal the sum of the Fair Market Values on each day that the Class B Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period, and (ii) shall equal the number of days on which the Class B Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period.

    (z) To "vest" a Stock Option, Stock Appreciation Right, Restricted Stock or Phantom Share held by a Participant shall mean, with respect to a Stock Option or Stock Appreciation Right, to render such Stock Option or Stock Appreciation Right exercisable, subject to the terms of the Plan, and, in the case of a Restricted Share or Phantom Share, to render such Restricted Share or Phantom Share nonforfeitable, except where, with respect to Stock Options, Stock Appreciation Rights and Phantom Shares, a Participant's employment ends because of a Termination for Cause.

SECTION 1.3  ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Committee which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan. The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below and to determine the number of Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares (or combination thereof) to be granted to each Participant. The Committee shall also have the authority to amend the terms of any outstanding Grant; PROVIDED, HOWEVER, that no amendment shall impair the rights of the holder thereof.

SECTION 1.4  ELIGIBLE PERSONS.

    Grants may be awarded to any employee of the Company or any of its subsidiaries selected by the Committee.

SECTION 1.5  CLASS B COMMON STOCK SUBJECT TO THE PLAN.

    The total aggregate number of shares of Class B Common Stock that may be distributed under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares) shall be 20,000,000, subject to adjustment pursuant to Article V hereof. The shares of Class B Common Stock shall be made available from authorized but unissued Class B Common Stock or from Class B Common Stock issued and held in the treasury of the Company. The delivery of shares of Class B Common Stock upon exercise of a Stock Option or Stock Appreciation Right in any manner and the vesting of Restricted Shares shall result in a decrease in the number of shares which thereafter may be issued for purposes of this Section 1.5, by the number of shares as to which the Stock Option or Stock Appreciation Right is exercised or by the number of Restricted Shares which vest. Shares of Class B Common Stock with respect to which Stock Options and Stock Appreciation Rights expire, are canceled without being exercised or are otherwise terminated or, in the case of Stock Appreciation Rights, are exercised for cash, may be regranted under the Plan. Restricted Shares that are forfeited for any reason shall not be deemed granted for purposes of this Section 1.5 and may thereafter be regranted under the Plan.

SECTION 1.6  LIMIT ON GRANTS TO PARTICIPANTS.

    The maximum aggregate number of (i) shares of Class B Common Stock that may be distributed under the Plan (whether reserved for issuance upon grant of Stock Options or Stock Appreciation Rights or granted as Restricted Shares) and (ii) Phantom Shares that may be granted under the Plan to any Participant during the five-year period starting on the Effective Date of the Plan is 5,000,000.

SECTION 1.7  AGREEMENTS.

    Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Grant, (iii) shall be signed by the Participant and a person designated by the Committee, (iv) shall incorporate the Plan by reference and (v) shall be delivered to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable.

                                   ARTICLE II

                     PROVISIONS APPLICABLE TO STOCK OPTIONS

SECTION 2.1  GRANTS OF STOCK OPTIONS.

    The Committee may from time to time grant to eligible employees Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Stock Options shall specify the number of Stock Options granted, the exercise price of such Stock Options, whether such Stock Options are Incentive Stock Options or Non-Qualified Stock Options and the period during which such Stock Options may be exercised.

SECTION 2.2  EXERCISE PRICE.

    The Committee shall establish the per share exercise price at the time any Stock Option is granted at such amount as the Committee shall determine, except that with respect to an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the Date of Grant. The exercise price will be subject to adjustment in accordance with the provisions of Article V of the Plan.

SECTION 2.3  EXERCISE OF STOCK OPTIONS.

    (a) EXERCISABILITY. Stock Options shall be exercisable only to the extent the Participant is vested therein. A Participant shall vest in Stock Options over such time and in such increments as the Committee shall determine and specify in a vesting schedule set forth in the applicable Agreement. The Committee may, however, in its sole discretion, accelerate the time at which a Participant vests in his Stock Options.

    (b) OPTION PERIOD. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; PROVIDED, HOWEVER, that anything in the Plan or in the applicable Agreement to the contrary notwithstanding:

        (i) LATEST EXERCISE DATE. No Stock Option granted under the Plan shall be exercisable after the tenth anniversary of the Date of Grant thereof.

        (ii) REGISTRATION RESTRICTIONS. A Stock Option shall not be exercisable, no transfer of shares of Class B Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or to transfer any such shares shall be void and of no effect, unless and until (A) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Class B Common Stock subject to such Stock Option, and the shares of Class B Common Stock subject to such Stock Option have been duly qualified under applicable Federal or state securities or blue sky laws or (B) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Class B Common Stock subject to such Stock Option under any Federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of a Stock Option, such Stock Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    (c) EXERCISE IN THE EVENT OF TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR PERMANENT DISABILITY.

        (i) TERMINATION OTHER THAN FOR CAUSE, RETIREMENT, DEATH OR PERMANENT DISABILITY. In the event that (A) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the voluntary termination by the Participant, the termination by the Company or any of its subsidiaries other than for Cause or the Participant's Retirement, his Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or Retirement (or such longer period, not in excess of the second anniversary of the Date of Grant of such Stock Options, as may be determined by the Committee, in its discretion) or the expiration of such Stock Options, (B) a Participant dies during a period during which his Stock Options could have been exercised by him, his Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or permitted transfer until the earlier of one year after such death (or such longer period as may be determined by the Committee, in its discretion, prior to the expiration of such one-year period) or the expiration of such Stock Options, and (C) the Permanent Disability of the Participant occurs, his Outstanding Stock Options may be exercised to the extent exercisable upon date of the onset of such Permanent Disability until the earlier of one year after such date (or such longer period not in excess of two years after such date as may be determined by the Committee, in its discretion) or the expiration of such Stock Options. Upon the occurrence of an event described in clauses (A), (B) or (C) of this Section 2.3(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

        (ii) TERMINATION FOR CAUSE. If a Participant's employment with the Company or any of its subsidiaries ends because of a Termination for Cause, then unless the Committee, in its discretion, determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

       (iii) MAXIMUM EXERCISE PERIOD. Anything in this Section 2.3 to the contrary notwithstanding, no Stock Option shall be exercisable after the earlier to occur of (A) the expiration of the option period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant thereof.

SECTION 2.4  PAYMENT OF PURCHASE PRICE UPON EXERCISE.

    Every share purchased through the exercise of a Stock Option shall be paid for in full at the time of exercise in cash or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designed by the Committee or in a combination of cash, shares or such other securities.

SECTION 2.5  STOCK APPRECIATION RIGHTS.

    The Committee may grant Stock Appreciation Rights only in tandem with a Stock Option, either at the time of Grant or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Class B Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash or, in the discretion of the Committee, in shares of Class B Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares or such other securities.

                                  ARTICLE III

                   PROVISIONS APPLICABLE TO RESTRICTED SHARES

SECTION 3.1  GRANTS OF RESTRICTED SHARES.

    The Committee may from time to time grant to eligible employees Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Restricted Shares shall specify the number of Restricted Shares granted and the vesting schedule (as provided for in Section
3.2 hereof) for such Restricted Shares.

SECTION 3.2  VESTING.

    The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Grant of Restricted Shares.

SECTION 3.3  RIGHTS AND RESTRICTIONS GOVERNING RESTRICTED SHARES.

    As of the Date of Grant of Restricted Shares, one or more certificates representing the appropriate number of shares of Class B Common Stock granted to a Participant shall be registered in his name but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Class B Common Stock (including, to the extent applicable, the right to receive dividends and to vote), subject to the following restrictions: (a) the Participant shall not be entitled to delivery of certificates representing such shares of Class B Common Stock until such shares have vested; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested; and (c) except as otherwise provided in Section 3.6 below, all unvested Restricted Shares shall be immediately forfeited upon a Participant's termination of employment with the Company for any reason or the Participant's death, Retirement or Permanent Disability.

SECTION 3.4  ADJUSTMENT WITH RESPECT TO RESTRICTED SHARES.

    Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest.

SECTION 3.5  DELIVERY OF RESTRICTED SHARES.

    On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares and one or more stock certificates for the appropriate number of shares of Class B Common Stock, free of the restrictions set forth in the Plan and applicable Agreement, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs; PROVIDED, HOWEVER, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable Federal or state securities laws.

SECTION 3.6  TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR PERMANENT
  DISABILITY.

    In the event that (i) the Participant's employment with the Company or any of its subsidiaries ends by reason of voluntary termination by the Participant, termination by the Company or any of its subsidiaries other than for Cause, termination by the Company or any of its subsidiaries for Cause or the Participant's Retirement, or (ii) the

Participant's death or Permanent Disability, prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event, unless, other than in the case of a termination by the Company or its subsidiaries for Cause, the Committee determines that the circumstances in the particular case so warrant and provides that some or all of such Participant's unvested Restricted Shares shall vest as of the date of such event, in which case certificates representing such shares shall be delivered, in accordance with Section 3.5 above, to the Participant or in the case of the Participant's death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution.

                                   ARTICLE IV

                    PROVISIONS APPLICABLE TO PHANTOM SHARES

SECTION 4.1  GRANTS OF PHANTOM SHARES.

    The Committee may from time to time grant to eligible employees Phantom Shares, the value of which is determined by reference to a share of Class B Common Stock, on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Agreement covering a Grant of Phantom Shares shall specify the number of Phantom Shares granted, the Initial Value of such Phantom Shares, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule (as provided for in Section 4.3 hereof) for such Phantom Shares, and any applicable limitation on payment (as provided for in Section 4.4 hereof) for such Phantom Shares.

SECTION 4.2  APPRECIATION VALUE.

    (a) VALUATION DATES; MEASUREMENT OF APPRECIATION VALUE. The Committee shall provide in the Agreement for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted pursuant to the Agreement shall be measured and fixed, and shall designate in the Agreement the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date. Unless otherwise determined by the Committee, each Valuation Date shall be December 15 and no Valuation Date shall occur later than the year in which the eighth (8th) anniversary of the Date of Grant occurs.

    (b) PAYMENT OF APPRECIATION VALUE. Except as otherwise provided in Section
4.5 hereof, and subject to the limitation contained in Section 4.4 hereof, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share.

SECTION 4.3  VESTING.

    The Committee may, in its discretion, provide in the Agreement that Phantom Shares granted thereunder shall vest (subject to such terms and conditions as the Committee may provide in the Agreement) over such period of time, not in excess of five years from the Date of Grant, as may be specified in a vesting schedule contained therein.

SECTION 4.4  LIMITATION ON PAYMENT.

    The Committee may, in its discretion, establish and set forth in the Agreement a maximum dollar amount payable under the Plan for each Phantom Share granted pursuant to such Agreement.

SECTION 4.5  TERMINATION OF EMPLOYMENT, DEATH, RETIREMENT OR PERMANENT
  DISABILITY.

    (a) VOLUNTARY TERMINATION, TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH, RETIREMENT OR PERMANENT DISABILITY. If, before the occurrence of one or more Valuation Dates applicable to the Participant's Outstanding Phantom Shares,
(i) the Participant's employment with the Company or any of its subsidiaries ends by reason of the voluntary termination by the Participant, the termination by the Company or any of its subsidiaries other than for

Cause or the Participant's Retirement or (ii) the Participant's death or Permanent Disability occurs, then, unless the Committee, in its discretion, determines otherwise, the Appreciation Value of each Outstanding Phantom Share as to which the Participant's rights are vested as of the date of such event shall be the lesser of (x) the Appreciation Value of such Phantom Share calculated as of the date of such event or (y) the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto. Unless the Committee, in its discretion, determines otherwise, the Appreciation Value so determined for each such vested Outstanding Phantom Share shall then be payable to the Participant or the Participant's Beneficiary following the originally scheduled Valuation Date applicable thereto in accordance with Section 4.2(b) hereof. Upon the occurrence of an event described in this Section 4.5(a), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

    (b) TERMINATION FOR CAUSE. If a Participant's employment with the Company or any of its subsidiaries ends because of a Termination for Cause, then, unless the Committee, in its discretion, determines otherwise, all Outstanding Phantom Shares, whether or not vested, and any and all rights to the payment of Appreciation Value with respect to such Outstanding Phantom Shares shall be forfeited effective as of the date of such termination.

                                   ARTICLE V

                      EFFECT OF CERTAIN CORPORATE CHANGES

    In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock, the Committee shall make such adjustments to the number of shares of Class B Common Stock subject to any Stock Options or Stock Appreciation Rights or the number of Restricted Shares or Phantom Shares granted to each Participant, the exercise price of any outstanding Stock Options or Stock Appreciation Rights or the Initial Value of any outstanding Phantom Shares, and the maximum number of shares of Class B Common Stock referred to in Section 1.5 and Section 1.6 of the Plan, in each case, as it deem appropriate. Such determinations shall be conclusive and binding for all purposes.

                                   ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1  NO RIGHTS TO GRANTS OR CONTINUED EMPLOYMENT.

    No employee shall have any claim or right to receive Grants under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its subsidiaries.

SECTION 6.2  RESTRICTION ON TRANSFER.

    The rights of a Participant with respect to Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares shall not be transferable by the Participant to whom such Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares are granted, except (i) by will or the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, in each case subject to the condition that the Committee shall be satisfied that such transfer is being made for estate and/ or tax planning purposes without consideration being received therefor and subject to such other conditions as the Committee may impose.

SECTION 6.3  TAX WITHHOLDING.

    The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's Beneficiary any Federal, state or local taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise of any Stock Option or Stock Appreciation Right, that an additional amount be paid in cash equal to the amount of any Federal, state or local taxes owed as a result of such exercise.

SECTION 6.4  STOCKHOLDER RIGHTS.

    No Grant under the Plan shall entitle a Participant or Beneficiary or permitted transferee to any rights of a holder of shares of common stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until share certificates are delivered upon exercise of a Stock Option or when and until share certificates are delivered in settlement of a Stock Appreciation Right.

SECTION 6.5  NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES.

    The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation or the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 6.6  SOURCE OF PAYMENTS.

    The general funds of the Company shall be the sole source of cash settlements of Stock Appreciation Rights under the Plan and payments of Appreciation Value, and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that any amendment which must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 under the Exchange Act shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule. No termination or amendment of the Plan may, without the consent of the Participant to whom a grant has been made, adversely affect the rights of such Participant in the Stock Options, Stock Appreciation Rights, Restricted Shares or Phantom Shares covered by such Grant. Unless previously terminated pursuant to this Article VII, the Plan shall terminate on the fifth anniversary of the Effective Date (as defined below), and no further Grants may be awarded hereunder after such date.

                                  ARTICLE VIII

                                 INTERPRETATION

SECTION 8.1  GOVERNMENTAL REGULATIONS.

    The Plan, and all Grants hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 8.2  HEADINGS.

    The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 8.3  GOVERNING LAW.

    The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   ARTICLE IX

                    EFFECTIVE DATE AND STOCKHOLDER APPROVAL

    The Plan shall be effective as of March 27, 1997 (the "Effective Date") and stockholder approval shall be sought at the first annual meeting of stockholders following such date. In the event that stockholder approval is not obtained on or before the date of such annual meeting, the Plan and all Grants thereunder shall be void AB INITIO and of no effect. No Stock Option or Stock Appreciation Right shall be exercisable, no Restricted Share shall vest and no Appreciation Value shall be paid with respect to a Phantom Share until the date of such stockholder approval.

                                    VIACOM INC.
                                   1515 BROADWAY
                              NEW YORK, NEW YORK 10036

                              ANNUAL MEETING PROXY CARD

    The undersigned hereby appoints SUMNER M. REDSTONE and PHILIPPE P. DAUMAN, and each of them, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York on Thursday, May 29, 1997 at 10:00 a.m., and at any adjournments or postponements, thereof upon the matters set forth on the reverse side as more fully described in the Notice of 1997 Annual Meeting and Proxy Statement.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

    THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE HEREOF AND IN THEIR DISCRETION ON ALL OTHER MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS(1), (2) AND (3) AND AGAINST PROPOSAL (4). UNLESS OTHERWISE SPECIFIED, THE VOTE REPRESENTED BY THIS PROXY WILL BE CAST FOR PROPOSALS (1),
(2) AND (3) AND AGAINST PROPOSAL (4).

(Continued, and to be signed and dated on the reverse side.)


                                       VIACOM INC.
                                       P.O. BOX 11033
                                       NEW YORK, N.Y. 10203-0033

1. Election of Directors          FOR all nominees         WITHHOLD AUTHORITY to vote         *EXCEPTIONS
                                  listed below        /X/  for all nominees listed below /X/                 /X/

NOMINEES: George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, Ken Miller,
Brent D. Redstone, Shari Redstone, Sumner M. Redstone, Frederic V. Salerno,
William Schwartz, Ivan Seidenberg
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
BELOW.)
*Exceptions _________________________________________________________________________________

2. Approval of the 1997 Viacom Inc. Long-Term    3. Appointment of Price Waterhouse LLP to serve as
   Management Incentive Plan.                        independent accountants for Viacom Inc. until the
                                                     1998 Annual Meeting of Stockholders.

    FOR /X/     AGAINST /X/    ABSTAIN /X/             FOR /X/     AGAINST /X/    ABSTAIN  /X/


4. Approval of Stockholder Proposal.             If you plan to attend the Annual Meeting, please check this box and an admission ticket will be sent to you.
    FOR /X/     AGAINST /X/    ABSTAIN /X/


                                                                          CHANGE OF ADDRESS AND
                                                                          OR COMMENTS MARK HERE

                                                           Please sign exactly as your name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                           Dated:_______________________________        ,1997


                                                           _____________________________________
                                                                               (Signature)

                                                           VOTES MUST BE INDICATED
                                                           IN BLACK OR BLUE INK.    /X/

PLEASE SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.